SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Cholestech Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CHOLESTECH CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 14, 2002
10:00 a.m. Pacific Time

To our Shareholders:

      You are cordially invited to attend our 2002 Annual Meeting of Shareholders, which will be held at the Westin St. Francis Hotel located at 335 Powell Street, San Francisco, California 94102, on Wednesday, August 14, 2002, at 10:00 a.m. Pacific Time for the following purposes:

1. To elect six directors to serve until the next annual meeting of shareholders or until their successors are elected.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending March 28, 2003.

3. To approve the adoption of our 2002 Employee Stock Purchase Plan and to authorize the reservation of 400,000 shares of common stock for issuance under such plan.

4. To approve an amendment to our 2000 Stock Incentive Program to amend the formula grant mechanism for non-employee directors as described herein.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

      These items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on June 21, 2002 will be entitled to attend and vote at the annual meeting.

      Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the annual meeting. Any shareholder attending the annual meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

WILLIAM W. BURKE
Vice President of Finance, Chief Financial
Officer, Treasurer and Secretary

July 8, 2002

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope.

GENERAL INFORMATION
Who May Vote
Revoking Your Proxy
Quorum Requirement
Voting
Proxy Solicitation Costs
Abstentions and Broker Non-Votes
Deadline of Receipt of Shareholder Proposals for 2003 Annual Meeting
PROPOSAL ONE ELECTION OF DIRECTORS
General
Nominees
Vote Required and Board Recommendation
Board and Committee Meetings
Committees of the Board
Audit Committee
Compensation Committee
Nominating Committee
Compensation Committee Interlocks and Insider Participation
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
Audit Fees
Financial Information Systems Design and Implementation Fees
All Other Fees
Vote Required and Board Recommendation
PROPOSAL THREE ADOPTION OF 2002 EMPLOYEE STOCK PURCHASE PLAN
Purpose
Administration
Offering Periods
Eligibility to Participate in the ESPP
Purchase Price
Payment of Purchase Price; Payroll Deductions
Purchase of Stock; Exercise of Option
Withdrawal
Termination of Employment
Capital Changes
Dissolution or Liquidation
Merger or Change of Control
Nonassignability
Amendment and Termination of the Purchase Plan
Certain United States Federal Income Tax Information
Incorporation by Reference
Vote Required and Board Recommendation
Participation in 2002 Employee Stock Purchase Plan
New Plan Benefits -- 1992 Employee Stock Purchase Plan
PROPOSAL FOUR AMENDMENT TO 2000 STOCK INCENTIVE PROGRAM
Purpose
Administration
Eligibility; Limitations
Terms and Conditions of Options
Stock Purchase Rights
Formula Option Grants to Outside Directors
Adjustments Upon Changes in Capitalization
Amendment and Termination of the 2000 Plan
Federal Income Tax Consequences
Incorporation by Reference
Vote Required and Board Recommendation
Participation in the 2000 Stock Incentive Program
EQUITY COMPENSATION PLAN INFORMATION
1999 Nonstatutory Stock Option Plan
Purpose
Eligibility to Participate in the 1999 Plan
Number of Shares Covered by the 1999 Plan
Awards Permitted under the 1999 Plan
Terms of Options
Capital Changes
Merger or Change of Control
Termination and Amendment
Certain United States Federal Income Tax Information
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Director Compensation
Employment Agreements and Change of Control Arrangements
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
General Compensation Philosophy
Cash Compensation
Equity-Based Compensation
Tax Deductibility of Executive Compensation
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PRICE PERFORMANCE GRAPH
RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
ANNEX A
ANNEX B
CHOLESTECH CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN
ANNEX C

i

ii

iii

CHOLESTECH CORPORATION

PROXY STATEMENT FOR THE

2002 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

      The enclosed proxy is solicited on behalf of the Board of Directors of Cholestech Corporation (“Cholestech”) for use at our 2002 Annual Meeting of Shareholders and at any adjournment or postponement of the meeting. The purposes of the annual meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders.

      The annual meeting will be held at the Westin St. Francis Hotel located at 335 Powell Street, San Francisco, California 94102, on Wednesday, August 14, 2002, at 10:00 a.m. Pacific Time. Our principal executive offices are located at 3347 Investment Boulevard, Hayward, California 94545, and our telephone number is (510) 732-7200.

      These proxy solicitation materials and the Annual Report to Shareholders for the fiscal year ended March 29, 2002, including financial statements, were first mailed on or about July 7, 2002 to all shareholders entitled to vote at the meeting.

Who May Vote

      You may vote if our records show that you owned your shares as of June 21, 2002 (the “Record Date”). At the close of business on that date, we had a total of 13,576,040 shares of common stock outstanding, which were held by approximately 169 shareholders of record. As of the Record Date, we had no shares of our preferred stock outstanding.

Revoking Your Proxy

      You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you must either i) sign and return another proxy bearing a later date; ii) provide written notice of the revocation to our Secretary before we take the vote at the annual meeting; or iii) attend the meeting and vote in person.

Quorum Requirement

      A quorum, which is a majority of our outstanding shares as of the Record Date, must be present in order to hold the annual meeting and to conduct business. Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.

Voting

      You are entitled to one vote for each share held. In voting for the election of directors (Proposal One), you may cumulate your votes. This means you may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by you, or distribute your votes on the same principle among as many candidates as you may select, provided that you cannot cast votes for more candidates than the number of directors to be elected (six). However, you will not be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to voting and you have given notice at the meeting, prior to the voting, of your intention to cumulate your votes. On all other matters, you are entitled to one vote for each share held.

      If your proxy is properly dated, executed and returned, your shares will be voted at the annual meeting in accordance with the instructions you indicate on the proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the six nominees to the Board of Directors;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending March 28, 2003;

•	FOR the adoption of our 2002 Employee Stock Purchase Plan and the reservation of 400,000 shares of common stock for issuance under such plan; and

•	FOR the amendment to our 2000 Stock Incentive Program.

Proxy Solicitation Costs

      We will bear the cost of soliciting votes. We may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Abstentions and Broker Non-Votes

      If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposals to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants, to adopt the 2002 Employee Stock Purchase Plan and to amend the 2000 Stock Incentive Program, your abstention will have the same effect as a vote against these proposals.

      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. To the extent your brokerage firm submits a broker non-vote with respect to your shares, your shares will be counted as present for the purpose of determining whether a quorum exists with respect to consideration of that proposal but will not be deemed “votes cast” with respect to that proposal. Accordingly, broker non-votes will have no effect on the outcome of the vote with respect to each of the proposals.

Deadline of Receipt of Shareholder Proposals for 2003 Annual Meeting

      As a Cholestech shareholder, you are entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. If you intend to present a proposal at our 2003 annual meeting of shareholders, the proposal must be received by us no later than March 14, 2003 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

      The enclosed proxy grants the proxy holders discretionary authority to vote on any matter raised at the annual meeting. If you intend to submit a proposal of our 2003 annual meeting of shareholders that is not eligible for inclusion in the proxy statement relating to that meeting and you fail to give us notice in accordance with the requirements set out in the Exchange Act, no later than May 28, 2003, then the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at our 2003 annual meeting of shareholders.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

      A board of six directors is to be elected at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management’s six nominees named below, all of whom are presently our directors. In any event, the proxy holders cannot vote the proxies for a greater number of persons than six. In the event that any management nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of shareholders or until such director’s successor has been duly elected and qualified.

Nominees

      The following table sets forth the names, ages and titles of the nominees as of June 21, 2002:

Name of Nominee	Age	Position with the Company	Director Since

John H. Landon(1)(2)(3)	61	Chairman of the Board	1997
Warren E. Pinckert II(3)	58	President, Chief Executive Officer and Director	1993
Michael D. Casey(1)	56	Director	2001
John L. Castello(2)(3)	66	Director	1993
Molly J. Coye M.D.(2)	55	Director	2000
Larry Y. Wilson(1)	52	Director	1998

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

      There are no family relationships between any director or executive officer.

      John H. Landon has served as a director since December 1997 and as Chairman since August 2000. Mr. Landon served as Vice President and General Manager, Medical Products, E.I. DuPont de Nemours and Company from 1992 until his retirement in 1996. From 1962 to 1992, Mr. Landon held various senior management positions at DuPont. Mr. Landon is also a director of Digene Corporation, GenVec, Inc. and Christiana Care Corporation and has previously served as a director of the Advanced Medical Technology Association (AdvaMed) and the DuPont Merck Pharmaceutical Company. Mr. Landon earned a Bachelor of Science degree in Chemical Engineering from the University of Arizona.

      Warren E. Pinckert II has served as our President, Chief Executive Officer and a director since June 1993. Mr. Pinckert served as our Executive Vice President of Operations from 1991 to June 1993, as our Chief Financial Officer and Vice President of Business Development from 1989 to June 1993 and as our Secretary from 1989 to January 1997. From 1983 to 1989, Mr. Pinckert was Chief Financial Officer of Sunrise Medical Inc., an international durable medical equipment manufacturer. Mr. Pinckert is also a director of PacifiCare Health Systems, Inc. and serves on the Board of Advisors for the San Francisco State University School of Business. Mr. Pinckert earned a Bachelor of Science degree in Accounting and a Masters of Business Administration degree from the University of Southern California.

      Michael D. Casey has served as a director since February 2001. From October 1997 to February 2002, Mr. Casey served as the Chairman, President, Chief Executive Officer and a director of Matrix Pharmaceuti-

cal, Inc. From November 1995 to December 1996, Mr. Casey was Executive Vice President at Schein Pharmaceutical, Inc. In December 1996, he was appointed President of the retail and specialty products division of Schein. From June 1993 to November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc. Mr. Casey was President of McNeil Pharmaceutical (a unit of Johnson & Johnson) from 1989 to June 1993 and Vice President, Sales and Marketing for Ortho Pharmaceutical Corp. (a subsidiary of Johnson & Johnson) from 1985 to 1989. Mr. Casey is also a director of Bone Care International, Inc., SICOR Inc. and Allos Therapeutics, Inc.

      John L. Castello has served as a director since August 1993. Mr. Castello is the Chairman, President and Chief Executive Officer of Xoma Ltd., a biotechnology company. Mr. Castello joined Xoma in April 1992 as President and Chief Executive Officer and became Chairman in 1993. He served as President of Ares Serono Diagnostics from 1986 to 1988, President and Chief Operating Officer of The Ares Serono Group from 1988 to 1991 and Chairman of Ares Serono Inc. from 1991 to 1992. From 1960 to 1986, Mr. Castello held various senior management positions at Amersham International plc, Abbott Laboratories, General Foods and Honeywell Corp. Mr. Castello earned a Bachelor of Science degree in Mechanical and Industrial Engineering from Notre Dame University.

      Molly J. Coye, M.D. has served as a director since August 2000. Dr. Coye is the founder and Chief Executive Officer of the Health Technology Center, a non-profit organization. From September 1997 to April 2000, Dr. Coye was the director of the west coast office for The Lewin Group, a health care policy, strategic planning and management consulting firm. Dr. Coye has also directed product development and marketing for HealthDesk Corporation, a developer of consumer software for interactive health communication and disease management, and was Executive Vice President for Managed Care in the Good Samaritan Health System. From 1991 to 1993, Dr. Coye was the Director of the California Department of Health Services. Dr. Coye also directed the Division of Public Health at the Johns Hopkins School of Hygiene and Public Health and served as Commissioner of Health for the State of New Jersey from 1986 to 1990. Dr. Coye earned a Master of Arts degree in Asian History from Stanford University and both a Doctor of Medicine and Master of Public Health degrees from John Hopkins University.

      Larry Y. Wilson has served as a director since May 1998. Since January 2002, Mr. Wilson has served as Senior Vice President for Kaiser Foundation Health Plan, Inc. From 1987 to June 2001, Mr. Wilson served as the Executive Vice President and Chief Operating Officer of Catholic Healthcare West. Mr. Wilson served as the Executive Vice President and Chief Financial Officer of Mercy Health System, a predecessor of Catholic Healthcare, from 1983 to 1986 and as a principal of the Health and Medical Division of Booz Allen & Hamilton, a consulting company, from 1979 to 1983. From 1995 to December 2001, Mr. Wilson also served as an officer and director of the California Healthcare Association and as its Chairman in 2000. Mr. Wilson earned a Bachelor of Arts degree in English from Harvard University and a Masters of Business Administration degree from Stanford University.

Vote Required and Board Recommendation

      If a quorum is present, the six nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected to the Board of Directors. Abstentions and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. The Board of Directors recommends that shareholders vote FOR the election of each of the six nominees named above.

Board and Committee Meetings

      The Board of Directors held eight meetings during fiscal 2002. All directors attended all of the meetings of the Board and Committees of which they were members held during fiscal 2002.

Committees of the Board

      The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee is comprised of Messrs. Wilson, Casey and Landon, each of whom is independent as defined under the rules of the Nasdaq Stock Market. The Compensation Committee is

comprised of Mr. Castello, Dr. Coye and Mr. Landon. The Nominating Committee is comprised of Messrs. Landon, Castello and Pinckert.

Audit Committee

      The Audit Committee held four meetings during fiscal 2002. The responsibilities of the Audit Committee include recommending to the Board the selection of the independent accountants, overseeing actions taken by our independent accountants and reviewing our internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the practices and procedures of the independent accountants, the scope of the annual audit, accounting controls, practices and policies, and the relationship between us and our independent accountants, including the availability of our records, information and personnel. The Audit Committee acts under a written charter adopted and approved by our Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Annex A.

Compensation Committee

      The Compensation Committee held four meetings during fiscal 2002. The Compensation Committee focuses on executive compensation, incentive and other forms of compensation for directors, officers and other employees and the administration of our various compensation and benefit plans.

Nominating Committee

      The Nominating Committee did not meet during fiscal 2002. The Nominating Committee recommends to the Board of Directors candidates for nomination to the Board of Directors. The Nominating Committee will consider nominees recommended by shareholders. Shareholders making such recommendations should follow the procedures outlined above under “Deadline of Receipt of Shareholder Proposals for 2003 Annual Meeting.”

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Mr. Castello, Dr. Coye and Mr. Landon. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members. Mr. Pinckert, our President and Chief Executive Officer and a director, participated as a non-member of the Committee in all discussions and decisions regarding salaries and incentive compensation for all of our employees and consultants, except that Mr. Pinckert was excluded from discussions regarding his own salary, incentive compensation and stock option grants.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit our consolidated financial statements for the fiscal year ending March 28, 2003. In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the ratification of this appointment. If the shareholders fail to ratify this appointment, the Board of Directors will reconsider its selection.

      PricewaterhouseCoopers LLP has been our independent accountants since 1990. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.

Audit Fees

      PricewaterhouseCoopers LLP billed us approximately $84,000 for the audit of our consolidated annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q for fiscal year 2002.

Financial Information Systems Design and Implementation Fees

      We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation during fiscal year 2002.

All Other Fees

      PricewaterhouseCoopers LLP billed us approximately $28,500 during fiscal year 2002 for all other non-audit services, which consisted of $24,000 for tax related services and $4,500 for review of filings with the Securities Exchange Commission.

      Our Audit Committee has determined that the provision of services by PricewaterhouseCoopers LLP other than for audit related services is compatible with maintaining the independence of PricewaterhouseCoopers LLP as our independent accountants.

Vote Required and Board Recommendation

      If a quorum is present, the affirmative vote of the holders of a majority of the shares to be voted will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants.

PROPOSAL THREE

ADOPTION OF 2002 EMPLOYEE STOCK PURCHASE PLAN

      In June 2002, the Board of Directors adopted the 2002 Employee Stock Purchase Plan (the “ESPP”), effective September 1, 2002, and reserved 400,000 shares of our common stock for issuance under such plan, subject to shareholder approval within 12 months of Board approval.

      At the annual meeting, our shareholders are being asked to approve the ESPP and the reservation of shares for issuance under the ESPP. In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the approval and reservation. The ESPP is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The ESPP is intended to replace our employee stock purchase plan, initially approved in 1992 with a ten year term, which has now expired, under which $1.3 million has been raised. Our previous employee stock purchase plan had approximately 32,652 shares of common stock available for purchase as of March 29, 2002. Any shares not purchased in the plan’s last purchase period will revert to our company as treasury stock.

      The essential terms of the ESPP are summarized as follows:

Purpose

      The purpose of the ESPP is to provide eligible employees with an opportunity to purchase our common stock through accumulated payroll deductions.

Administration

      The ESPP provides for administration by our Board of Directors or a committee appointed by the Board and is currently administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the ESPP are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants. No charge for administrative or other costs may be made against the payroll deductions of a participant in the ESPP. Directors receive no additional compensation for their services in connection with the administration of the ESPP.

Offering Periods

      The ESPP has a series of consecutive, overlapping 24-month offering periods, with each offering period consisting of four six-month purchase periods. The initial offering period under the ESPP will begin on the first trading day after September 1, 2002. Subsequent offering periods will begin on the first trading day on or after March 1 and September 1 of each year. The Board of Directors has the power to alter the duration of the offering periods, including the commencement dates, without shareholder approval if such change is announced at least five days prior to the affected offering period.

Eligibility to Participate in the ESPP

      Any person who has been a common law-employee for at least three months and whose customary employment with us (or a designated subsidiary of us) is at least 20 hours per week and more than five months in any calendar year is eligible to participate in the ESPP. Eligible employees become participants in the ESPP by delivering to our human resources department a subscription agreement authorizing payroll deductions. An employee who becomes eligible to participate in the ESPP after the commencement of an offering may not participate in the ESPP until the commencement of the next offering period.

      Employees will not be eligible to participate in an offering under the plan (i) if immediately after the commencement of an offering, the employee owns stock or holds outstanding options to purchase stock representing five percent or more of the total combined voting power or value of all classes of our stock or (ii) the employee’s rights to purchase stock under the ESPP (and all other plans of ours and our subsidiaries) accrue at a rate that exceeds $25,000 of the fair market value of our common stock on the effective date of the applicable offering for each calendar year in which the option is outstanding at any time.

Purchase Price

      The price at which shares are sold to participating employees is 85% of the fair market value per share of our common stock on (i) the first trading day of the offering period or (ii) the last trading day of the purchase period, whichever is lower. The fair market value of our common stock on a given date is determined by reference to the closing sales price of the Nasdaq National Market. The closing sale price per share of our common stock on the Nasdaq National Market on June 21, 2002 was $15.43.

      To the extent permitted by any applicable laws, regulations or stock exchange rules, if the fair market value of our common stock is lower on the last trading day of the applicable purchase period than the fair market value of our common stock on the first day of the offering period to which such purchase period applies, then all participants in the offering period will be automatically withdrawn from such offering period immediately after the exercise of their option and automatically re-enrolled in the immediately following offering period.

Payment of Purchase Price; Payroll Deductions

      The purchase price of the shares is accumulated by payroll deductions over the offering period. Payroll deductions may not exceed 15% of a participant’s compensation. A participating employee may discontinue his or her participation in the ESPP at any time during the offering period. A participant may increase or decrease the rate of payroll deductions no more than two times during a purchase period. Notwithstanding the foregoing, the Board of Directors or its appointed committee may limit the number of changes during any offering period. Payroll deductions will commence on the first payday following the offering date and will continue at the same rate until the end of the offering period unless sooner terminated as provided in the ESPP.

Purchase of Stock; Exercise of Option

      By executing a subscription agreement to participate in the ESPP, the employee is entitled to have shares placed under option to him or her. The maximum number of shares placed under option to a participant in a single purchase period is 10,000. Within this limit, the number of shares purchased depends on the fair market value of our common stock on the first business day of the offering period and the last business day of the purchase period and the cumulative amount of an employee’s contributions at the end of the purchase period. On the option exercise date, an employee’s accumulated contributions will be used to purchase whole shares at the purchase price.

      If the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the ESPP, a pro rata allocation of the shares remaining will be made in as equitable a manner as is practicable.

Withdrawal

      A participant may withdraw from the ESPP at any time by delivering to us a notice of withdrawal. Such withdrawal may be elected at any time prior to the end of the applicable purchase period. Any withdrawal by an employee during a given offering period automatically terminates the employee’s interest in that offering period, and the employee may not participate in the ESPP until the next offering period begins.

Termination of Employment

      Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned without interest to such participant, or, in the case of death, to the person or person entitled thereto as specified by the employee in the subscription agreement.

Capital Changes

      In the event of any changes in our capitalization, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of common stock, effected without receipt of consideration by us, appropriate adjustment will be made by us in the shares subject to purchase and in the purchase price per share.

Dissolution or Liquidation

      In the event of the proposed dissolution or liquidation of our company, the offering period then in progress will be shortened by setting a new exercise date and the participant’s option will be exercised automatically on such date. The ESPP will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board of Directors or its appointed committee.

Merger or Change of Control

      In the event of a merger or change of control of our company, each outstanding option under the ESPP will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event the successor corporation refuses to assume or substitute outstanding options, any purchase periods then in progress will be shortened by setting a new exercise date and the participant’s option will be exercised automatically on such date. Any offering periods then in progress will end on such new exercise date.

Nonassignability

      No rights or accumulated payroll deductions of an employee under the ESPP may be pledged, assigned or transferred for any reason and any such attempt may be treated by us as an election to withdraw from the ESPP.

Amendment and Termination of the Purchase Plan

      The Board of Directors may at any time amend or terminate the ESPP, except that such termination will not affect options previously granted nor may any amendment make any changes in an option granted prior thereto which adversely affects the rights of any participant.

Certain United States Federal Income Tax Information

      The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the date of the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sales or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as a long-term capital gain.

      If the shares are sold or otherwise disposed of on before the expiration of the above holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss of such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that we are entitled to a deduction for ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

      The foregoing is only a summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the ESPP. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Incorporation by Reference

      The foregoing is only a summary of the ESPP and is qualified in its entirety by reference to its full text, a copy of which is attached to this Proxy Statement as Annex B.

Vote Required and Board Recommendation

      If a quorum is present, the affirmative vote of the holders of a majority of the shares to be voted will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. The Board of Directors recommends that shareholders vote FOR the adoption of the 2002 Employee Stock Purchase Plan and the reservation of 400,000 shares of our common stock for issuance under such plan.

Participation in 2002 Employee Stock Purchase Plan

      Participation in the 2002 Employee Stock Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. No purchases have been made under the ESPP since its adoption by the Board of Directors.

New Plan Benefits — 1992 Employee Stock Purchase Plan

      The following table sets forth certain information regarding shares purchased during the fiscal year ended March 29, 2002 and the payroll deductions accumulated at the end of the fiscal year ended March 29, 2002 in accounts under the 1992 Employee Stock Purchase Plan (the “1992 Plan”) for each of the executive officers named in the Summary Compensation Table below who participated in the 1992 Plan, all current executive officers as a group, and all other employees who participated in the 1992 Plan as a group:

Payroll
	Number of		Deductions as
	Shares	Dollar	of Fiscal
Name	Purchased	Value(1)	Year End

Warren E. Pinckert II	—	—	—
William W. Burke	—	—	—
Robert J. Dominici	—	—	—
Timothy I. Still	—	—	—
Kevin R. Stromberg	—	—	—
All current executive officers as a group	3,284	$20,165	$20,419
All other employees (including all current officers who are not executive officers) as a group	33,423	204,975	231,233

(1)	Market value of shares on date of purchase, minus the purchase price under the 1992 Employee Stock Purchase Plan.

PROPOSAL FOUR

AMENDMENT TO 2000 STOCK INCENTIVE PROGRAM

      The Board of Directors has approved an amendment to our 2000 Stock Incentive Program (the “2000 Plan”) to amend the non-discretionary grant mechanism for the grant of options to non-employee directors. At the annual meeting, our shareholders are being asked to approve the amendment which is described below. As of the Record Date, options to purchase 749,102 shares of the Company’s Common Stock have been granted pursuant to the 2000 Plan, 179,154 of which were vested.

      Our 2000 Stock Incentive Program currently provides for the grant of options to purchase our common stock to non-employee directors pursuant to a non-discretionary, automatic grant mechanism, whereby each such director is granted an initial option to purchase 10,000 shares upon becoming a member of the Board of Directors, either by way of election by our shareholders or by way of appointment by our board to fill a vacancy. In addition, each non-employee director is automatically granted an option to purchase up to 10,000 shares on the date of each annual meeting, provided, if immediately after such meeting, the non-employee director continues to serve on our board and has served on our board for at least the preceding six months. These non-discretionary, automatic options are currently subject to a five year term and vest at a rate of 25% each calendar quarter after the date of grant so long as the individual remains a director of our company.

      The Board of Directors adopted the amendment to the 2000 Plan, which is contingent upon shareholder approval, in order to amend the formula grant mechanism to provide for additional grants to non-employee directors who act as the Chairman of the Board of Directors, the Chairman of the Audit Committee and the Chairman of the Compensation Committee. Each non-employee director who serves as the Chairman of the Audit Committee or the Chairman of the Compensation Committees of the Board of Directors will be granted an additional option to purchase up to 5,000 shares on the date of each annual meeting, provided that he or she will continue to serve as Chairman of such committee. In addition, non-employee directors who serve as the Chairman of the Board of Directors will be granted an additional option to purchase up to 10,000 shares on the date of each annual meeting, provided that he or she will continue to serve as Chairman of the Board of Directors. Our 1997 Stock Incentive Program contains a similar automatic grant mechanism for the Chairman of the Board of Directors which will be terminated if our shareholders approve the amendment to the 2000 Plan.

      The amendment also changes the vesting schedule of all non-discretionary, automatic options to non-employee directors to a rate of 25% each calendar quarter after the date of grant, so that the entire option will be vested one year after the date of grant or the subsequent annual meeting of shareholders, whichever is earlier. In addition, the amendment extends the term of all non-discretionary options to non-employee directors from five years to ten.

      The Board of Directors believes the amendment to the formula grant mechanism is necessary in order to provide additional long-term incentives to our current non-employee directors who act as the Chairman of the Board of Directors and the Chairmen of the Audit and Compensation Committees, as well as to attract and retain the best available candidates for these positions in the future.

      The essential terms of the 2000 Plan (taking into account the proposed amendments discussed above) are summarized as follows:

Purpose

      The purpose of the 2000 Plan is to attract and retain the best available personnel for positions of substantial responsibility with our company, to provide additional incentive to our employees, directors and consultants and to promote the success of our business. Options and stock purchase rights may be granted under the 2000 Plan. Options granted under the 2000 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options.

Administration

      The 2000 Plan may generally be administered by the Board or a committee appointed by the Board and is currently administered by the Compensation Committee of the Board of Directors (the “Administrator”).

Eligibility; Limitations

      Nonstatutory stock options and stock purchase rights may be granted under the 2000 Plan to our employees, directors and consultants and any parent or subsidiary of our company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights will be granted, and the number of shares subject to each such grant.

      Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 2000 Plan provides that no employee, director or consultant may be granted, in any fiscal year, options and stock purchase rights to purchase more than 300,000 shares of common stock. Notwithstanding this limit, however, in connection with such individual’s initial employment with us, he or she may be granted options or stock purchase rights to purchase up to an additional 300,000 shares of common stock.

Terms and Conditions of Options

      Each option is evidenced by a stock option agreement between us and the optionee, and is subject to the following additional terms and conditions:

(a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a ten percent shareholder may not be less than 110% of the fair market value of the common stock on the date such option is granted. In the case of a nonstatutory stock option, the 2000 plan provides that the exercise price shall be determined by the Administrator; provided, however, that in the case of a nonstatutory stock option that is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), the exercise price shall not be less than 100% of the fair market value of our common stock. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

(b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 2000 Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 Plan permits payment to be made by cash, check, promissory note, other shares of our common stock (with some restrictions), cashless exercises, a reduction in the amount of any company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

(c) Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

(d) Termination of Employment. If an optionee’s employment or consulting relationship terminates for any reason or the optionee ceases to serve as a director (other than death or disability), then all options held by the optionee under the 2000 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

(e) Death or Disability. If an optionee’s employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the 2000 Plan remain exercisable, to the extent vested, for the period of time as provided for in the option agreement. If no such time is provided, the 2000 Plan provides that the option remains exercisable for three months following the optionee’s termination. In the event of an optionee’s disability, the optionee may exercise his or her option, for the period of time as provided for in the option agreement, to the extent the option was vested. If no such time was prescribed, the option shall remain exercisable, to the extent vested, for a period of 12 months following the optionee’s termination. In the event of an optionee’s death, the option shall remain exercisable, to the extent vested, for the period of time as provided for in the option agreement. If no such time is provided, the 2000 Plan provides that the option remains exercisable for 12 months following the optionee’s death.

(f) Nontransferability of Options. Options granted under the 2000 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Plan as may be determined by the Administrator.

Stock Purchase Rights

      In the case of stock purchase rights, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement will grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with us for any reason (including death or disability). The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option will lapse at a rate determined by the Administrator.

Formula Option Grants to Outside Directors

      The 2000 Plan also provides for non-discretionary grants of nonstatutory stock options to our non-employee directors. The 2000 Plan provides that an initial grant of an option up to 10,000 shares will be made when the non-employee directors first joins our board, either by way of election by our shareholders or by way of appointment by our board to fill a vacancy. Thereafter, each non-employee director will be automatically granted an option to purchase up to 10,000 shares following each annual meeting of our shareholders, provided, if immediately after such meeting, the non-employee director continues to serve on our board and will have served on our board for at least the preceding six months.

      The 2000 Plan also provides that each non-employee director who acts as the Chairman of our Board of Directors will be granted an additional option to purchase up to 10,000 shares following each annual meeting of our shareholders, provided, that after such meeting the non-employee director will continue to serve as the Chairman. Further, the 2000 Plan provides that each non-employee director who acts as the Chairman of the Audit Committee or the Chairman of the Compensation Committee will be granted an additional option to purchase up to 5,000 shares following each annual meeting of our shareholders, provided that after such meeting the non-employee director continues to serve as the Chairman of either the Audit Committee or the Compensation Committee.

      All options granted to our non-employee directors are subject to a ten year term, must have an exercise price equal to 100% of our fair market value on the date of grant and vest as to 25% each calendar quarter after the date of grant, such that 100% of the option will be exercisable one year after the date of grant or on the date of the subsequent annual meeting of our shareholders, whichever is earlier.

Adjustments Upon Changes in Capitalization

      In the event that our stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 2000 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 2000 Plan and the exercise price of any such outstanding option or stock purchase right.

      In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion, provide that each optionee will have the right to exercise all of the optionee’s options and stock purchase rights, including those not otherwise exercisable, until the date ten days prior to the consummation of the liquidation or dissolution.

      In the event of a merger of our company or the sale of substantially all of our assets, each outstanding option or stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee will have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator will notify the optionee that the option or stock purchase right is fully exercisable for 15 days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

Amendment and Termination of the 2000 Plan

      The Board may amend, alter, suspend or terminate the 2000 Plan, or any part thereof, at any time and for any reason. However, we will obtain shareholder approval for any amendment to the 2000 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option or stock purchase right previously granted under the 2000 Plan without the written consent of the optionee. Unless terminated earlier, the 2000 Plan will terminate ten years from the date of its approval by the shareholders or the Board of Directors, whichever is earlier.

Federal Income Tax Consequences

      Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize federal taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or ten percent shareholder of our company. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

      The exercise of an incentive stock option may subject the optionee to alternative minimum tax under Section 55 of the Code.

      Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

      Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to our right to repurchase the stock upon the purchaser’s termination of employment with us. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

      The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by us. Different rules may apply if the purchaser is also an officer, director or ten percent shareholder of our company.

      The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights and us with respect to the grant and exercise of options and stock purchase rights under the 2000 Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of the employee’s or consultant’s death or the income tax laws of any state or foreign country in which the employee or consultant may reside.

Incorporation by Reference

      The foregoing is only a summary of the 2000 Plan and is qualified in its entirety by reference to its full text, a copy of which is attached to this Proxy Statement as Annex C.

Vote Required and Board Recommendation

      If a quorum is present, the affirmative vote of the holders of a majority of the shares to be voted will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. The Board of Directors recommends that shareholders vote FOR the amendment to the 2000 Stock Incentive Program.

Participation in the 2000 Stock Incentive Program

      The grant of options under the 2000 Plan to executive officers, including the officers named in the Summary Compensation Table below, is subject to the discretion of the Administrator. As of the date of this Proxy Statement, there has been no determination by the Administrator with respect to future awards under the 2000 Plan. The Administrator of the 2000 Plan currently plans to make grants to non-employee directors of 10,000 shares per non-employee director elected at the annual meeting, a grant to the Chairman of the Board of 10,000 shares and grants to the Chairmen of the Audit and Compensation Committees of 5,000 shares if our shareholders approve this Proposal Four. Accordingly, except for these grants to non-employee directors, future awards are not determinable.

      The table below depicts the issuance of grants under the 2000 Plan during the fiscal year ended March 29, 2002 to each of our directors, each of the executive officers named in the Summary Compensation Table below and our directors and executive officers as a group and all other employees as a group.

Name	Grants

Warren E. Pinckert II	120,000
William W. Burke	30,000
Robert J. Dominici	60,000
Timothy I. Still	55,000
Kevin R. Stromberg	40,000
John H. Landon	10,000
Michael D. Casey	10,000
John L. Castello	10,000
Molly J. Coye M.D.	10,000
Larry Y. Wilson	10,000
All directors and executive officers as a group (14 persons)	495,000
All other employees as a group	495,000

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of March 29, 2002 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans, including the 1988 Stock Incentive Program, the 1992 Employee Stock Purchase Plan, the 1997 Stock Incentive Program, the 1999 Nonstatutory Stock Option Plan and the 2000 Stock Incentive Program. The table does not include information about the proposed 2002 Employee Stock Purchase Plan.

				Number of Securities
				Remaining Available for
	Number of Securities			Future Issuance Under
	to be Issued upon		Weighted-Average	Equity Compensation
	Exercise of		Exercise Price of	Plans (Excluding
	Outstanding Options,		Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights		Warrants and Rights	the First Column)

Equity compensation plans approved by security holders	—	(1)	$— (1)	32,652 (2)
	95,847	(3)	8.29	—
	679,124	(4)	6.51	10,206
	694,012	(5)	11.39	455,898
Equity compensation plans not approved by security holders	1,019,182	(6)	8.80	641,828

Total	2,488,165		8.88	1,140,584

(1)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 1992 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under the 1992 Employee Stock Purchase Plan. The 1992 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)	We will not issue any further securities under the 1992 Employee Stock Purchase Plan if our shareholders approve the proposed 2002 Employee Stock Purchase Plan.

(3)	Issued under the 1988 Stock Incentive Program.

(4)	Issued under the 1997 Stock Incentive Program.

(5)	Issued under the 2000 Stock Incentive Program.

(6)	Issued under the 1999 Nonstatutory Stock Option Plan.

1999 Nonstatutory Stock Option Plan

      On August 1, 1999, the Board of Directors approved the 1999 Nonstatutory Stock Option Plan (the “1999 Plan”). The 1999 Plan has not been submitted to our shareholders for approval.

      The material terms of the 1999 Plan are summarized as follows:

Purpose

      The purposes of the 1999 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and to promote the success of our business.

Eligibility to Participate in the 1999 Plan

      Nonstatutory stock options may be granted to our consultants and our employees who are not officers or directors, except in connection with initial service with our company.

Number of Shares Covered by the 1999 Plan

      The Board of Directors initially reserved 1,000,0000 shares of our common stock for issuance under the 1999 Plan. On June 14, 2001 and March 27, 2002, the Board of Directors amended the 1999 Plan to increase the aggregate number of shares of common stock authorized for issuance by 500,000 at each meeting. As of March 29, 2002, options to acquire 1,019,182 shares were outstanding under the 1999 Plan, out of the 2,000,000 shares reserved for issuance.

Awards Permitted under the 1999 Plan

      The 1999 Plan authorizes the granting of nonstatutory stock options only.

Terms of Options

      The exercise price of an option may not be less than the fair market value of our common stock on the date of grant and no option may have a term of more than ten years from the date of grant. All of the options that are currently outstanding under the 1999 Plan vest and become exercisable over a four-year period beginning at the grant date. Payment of the exercise price may be made by cash, check, promissory note, other shares of our common stock, cashless exercise, a reduction in the amount of any company liability to the optionee, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only under the conditions the Board of Directors or its appointed committee may establish. If an optionee’s employment terminates for any reason, the option remains exercisable for a fixed period of three months or such longer period as may be fixed by the Board of Directors or its appointed committee up to the remainder of the option’s term.

Capital Changes

      The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations or other changes in capitalization as described in the 1999 Plan.

Merger or Change of Control

      In the event of a merger of our company with or into another corporation, or the sale of substantially all of our assets, each outstanding option under the 1999 Plan must be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the option, the optionee will fully vest in and have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.

Termination and Amendment

      The 1999 Plan provides that the Board of Directors may amend or terminate the 1999 Plan without shareholder approval, but no amendment or termination of the 1999 Plan or any award agreement may adversely affect any award previously granted under the 1999 Plan without the written consent of the optionee.

Certain United States Federal Income Tax Information

      An optionee generally will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

      Generally, we will be entitled to a tax deduction in the same amount as the ordinary income realized by the optionee with respect to shares acquired upon exercise of the nonstatutory stock option.

      The foregoing is only a summary of the effect of federal income taxation upon the optionee and us with respect to the grant and exercise of options granted under the 1999 Plan and does not purport to be complete. In addition, the summary does not discuss the tax consequences of an optionee’s death or the income tax laws of any state or foreign country in which the optionee may reside.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock as of June 21, 2002 as to (i) each person who is known by us to own beneficially more than five percent of our outstanding common stock, (ii) each director, (iii) each of the executive officers and non-executive officers named in the table under “Executive Compensation and Other Matters — Summary Compensation Table” and (iv) all directors and executive officers as a group. Unless otherwise noted, the shareholders named in the table have sole voting and investment power with respect to all shares of common stock owned by them, subject to applicable common property laws.

	Number of Shares	Percent of Shares
Name and Address of Beneficial Owner(1)	Beneficially Owned	Beneficially Owned(2)

Kopp Investment Advisors, Inc.(3)	1,145,620	8.4%
7701 France Avenue South, Suite 500
Edina, MN 55435
Pilgrim Baxter & Associates Ltd.(4)	784,200	5.8%
1400 Liberty Ridge Drive
Wayne, PA 19087
RS Investment Management Co. LLC(5)	771,300	5.7%
388 Market Street, Suite 200
San Francisco, CA 94111
Warren E. Pinckert II(6)	333,924	2.4%
William W. Burke(7)	52,186	*
Robert J. Dominici(8)	161,973	1.2%
Timothy I. Still(9)	40,379	*
Kevin R. Stromberg(10)	14,264	*
Michael D. Casey(11)	15,000	*
John L. Castello(12)	32,000	*
Molly J. Coye(13)	5,000	*
John H. Landon(14)	40,000	*
Larry Y. Wilson(15)	30,000	*
All directors and executive officers as a group (14 persons)(16)	878,738	6.2%

*	Less than one percent (1%).

(1)	Unless otherwise noted, the address of each listed shareholder is that of our principal executive offices: 3347 Investment Boulevard, Hayward, California 94545.

(2)	This table is based upon information supplied by officers, directors and principal shareholders. Percentage of beneficial ownership is based on 13,576,040 shares of common stock outstanding as of June 21, 2002. For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of June 21, 2002, including upon the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting and investment power with respect to shares.

(3)	Reflects ownership as reported on Schedule 13G/ A filed January 24, 2002 with the SEC by Kopp Investment Advisors, Inc. (“KIA”). Represents shares beneficially owned by (i) KIA, a registered investment advisor, (ii) Kopp Holding Company (“Holding”) and (iii) LeRoy C. Kopp individually and through his ownership of a controlling interest in KIA, his position as sole shareholder of Holding and his individual interests. KIA has sole voting power over 576,000 shares of the Company’s common stock, sole dispositive power over 351,000 shares and shared dispositive power over 719,620 shares of the Company’s common stock. Holding has beneficial ownership over 1,070,620 shares of the Company’s common stock. Mr. Kopp has sole voting and dispositive power over 75,000 shares of common stock and beneficial ownership over 1,145,620 shares of common stock.

(4)	Based on written confirmation from Pilgrim Baxter & Associates, Ltd., we believe it beneficially owns 784,200 shares of our common stock.

(5)	Reflects ownership as reported on Schedule 13G filed February 15, 2002 with the SEC by RS Investment Management Co. LLC.

(6)	Includes 237,781 shares of common stock held by Mr. Pinckert’s family trust and 96,143 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 21, 2002.

(7)	Represents 52,186 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 21, 2002.

(8)	Represents 161,973 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 21, 2002.

(9)	Represents 40,379 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 21, 2002.

(10)	Includes 14,164 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 21, 2002.

(11)	Represents 15,000 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 21, 2002.

(12)	Includes 30,000 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 21, 2002.

(13)	Represents 5,000 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 21, 2002.

(14)	Represents 40,000 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 21, 2002.

(15)	Represents 30,000 shares of common stock issuable pursuant to stock options exercisable within 60 days after June 21, 2002.

(16)	Includes 608,754 shares of common stock issuable pursuant to stock options exercisable by all directors and executive officers within 60 days after June 21, 2002.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

      The following table sets forth information regarding the compensation for the last three fiscal years of our Chief Executive Officer and our four other most highly compensated executive and non-executive officers (the “Named Executive Officers”) whose compensation exceeded $100,000 in fiscal year 2002.

					Long Term
					Compensation
					Awards
		Annual Compensation
					Securities
	Fiscal			Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Options	Compensation(1)

Warren E. Pinckert II	2002	$293,750	$90,155	—	120,000	$8,422
President and Chief	2001	275,000	35,000	—	60,000	8,452
Executive Officer	2000	236,707	152,694	—	—	3,444
William W. Burke(2)	2002	$190,000	$46,418	$5,400 (3)	30,000	$11,060
Vice President of	2001	—	—	—	—	—
Finance, Chief Financial Officer, Treasurer and Secretary	2000	—	—	—	—	—
Robert J. Dominici	2002	$212,833	$44,938	—	60,000	$8,245
Executive Vice President	2001	197,500	49,484	—	40,000	7,004
and Chief Operating Officer	2000	178,194	128,262	—	25,000	2,162
Timothy I. Still	2002	$155,633	$35,228	—	55,000	$10,834
Vice President Marketing	2001	143,750	24,741	—	28,750	9,510
and Sales	2000	123,923	37,249	—	24,000	6,354
Kevin R. Stromberg(4)	2002	$163,022	$39,380	—	40,000	$6,868
Chief Information	2001	154,584	12,486	—	75,000	3,879
Officer	2000	—	—	—	—	—

(1)	These amounts consist of premiums on group term life insurance, medical and dental insurance, long-term disability insurance and contributions to our 401(k) Plan on behalf of the Named Executive Officers.

(2)	Mr. Burke joined Cholestech as our Vice President of Finance, Chief Financial Officer, Treasurer and Secretary in March 2001.

(3)	This amount consists of an automobile allowance.

(4)	Mr. Stromberg was appointed to the position of Chief Information Officer in November 2001.

Option Grants in Last Fiscal Year

      The following table sets forth information regarding options granted during fiscal year 2002 under our 2000 Stock Incentive Program to each of the Named Executive Officers.

	Individual Grants
					Potential Realizable Value
	Number of				At Assumed Rates of Stock
	Securities	Percent of Total			Price Appreciation for
	Underlying	Options Granted	Exercise		Option Term(1)
	Options	to Employees in	Price Per	Expiration
Name	Granted(2)	Fiscal Year(3)	Share(2)(4)	Date	5%	10%

Warren E. Pinckert II	60,000	6.7%	$7.39	6/14/11	$278,852	$706,665
	60,000	6.7	17.83	3/27/12	672,791	1,704,986
William W. Burke	30,000	3.3	17.83	3/27/12	336,396	852,493
Robert J. Dominici	30,000	3.3	7.39	6/14/11	139,426	353,333
	30,000	3.3	17.83	3/27/12	336,396	852,493
Timothy I. Still	20,000	2.2	7.39	6/14/11	92,951	235,555
	10,000	1.1	16.50	1/24/12	103,768	262,968
	25,000	2.8	17.83	3/27/12	280,330	710,411
Kevin R. Stromberg	20,000	2.2	7.39	6/14/11	92,951	235,555
	20,000	2.2	17.83	3/27/12	224,264	568,329

(1)	Potential realizable value (i) is net of exercise price before taxes, (ii) assumes that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term, and (iii) assumes that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect our estimate of future stock price growth.

(2)	Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the Board of Directors on the date of grant with reference to the closing price of our common stock on the Nasdaq National Market on the date of grant. All options vest in equal monthly installments over a four-year period beginning on the grant date, provided the optionee continues to be employed by us.

(3)	Based on an aggregate of 900,450 options granted to employees under the 1997 Stock Incentive Program, the 1999 Nonstatutory Stock Option Plan and the 2000 Stock Incentive Program in fiscal year 2002.

(4)	Exercise price and tax withholding obligations related to exercise may be paid in cash, check, promissory note, by delivery of a ready-owned shares of our common stock subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information concerning the exercise of options by our Named Executive Officers and the value of stock options held by our Named Executive Officers as of March 29, 2002.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at Fiscal Year-End		Fiscal Year-End(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Warren E. Pinckert II	304,522	$2,191,679	111,970	153,756	$1,041,137	$994,230
William W. Burke	—	—	56,250	198,750	764,325	2,294,145
Robert J. Dominici	—	—	277,493	112,507	3,302,051	918,684
Timothy I. Still	35,000	248,870	29,073	79,677	309,651	498,509
Kevin R. Stromberg	15,000	99,625	22,602	77,398	240,137	616,738

(1)	Fair market value of our common stock as of the exercise date minus the exercise price of the options.

(2)	Fair market value of our common stock, based on the $17.87 closing price on March 28, 2002 on the Nasdaq National Market, minus the exercise price of the unexercised options.

Director Compensation

      Non-employee directors receive a $1,000 monthly retainer, a $1,000 fee for each Board meeting they attend and a $500 fee for each telephonic Board meeting they attend with the exception of the Chairman, who receives a $2,000 monthly retainer, a $2,000 fee for each Board meeting he attends and a $1,000 fee for each telephonic Board meeting he attends. Non-employee directors also receive a $500 fee for each meeting of the Audit or Compensation Committees they attend that is on the same day as a regular Board meeting (with the exception of the Chairmen of each Committee who receive $1,000). For Committee meetings that non-employee directors attend that are not on the same day as a regular Board meeting, they receive a $1,000 fee for each meeting (with the exception of the Chairmen of each of the Committees who receive $2,000). For telephonic Committee meetings that non-employee directors attend, they receive a $500 fee for each meeting (with the exception of the Chairmen of Committees who receive $1,000).

      Our 2000 Stock Incentive Program currently provides for the grant of options to purchase our common stock to non-employee directors pursuant to a non-discretionary, automatic grant mechanism, whereby each such director is granted an option to purchase 10,000 shares on the date of each annual meeting, or an initial grant of an option to purchase 10,000 shares upon becoming a member of the Board of Directors. In August 2001, pursuant to the provisions of the 2000 Stock Incentive Program, Mr. Landon, Mr. Casey, Mr. Castello, Dr. Coye and Mr. Wilson were each granted nonstatutory options to purchase 10,000 shares of our common stock at an exercise price of $9.03 per share. In August 2001, pursuant to the provisions of the 1997 Stock Incentive Program, as Chairman of the Board, Mr. Landon received a non-discretionary nonstatutory option to purchase 10,000 shares of our common stock at an exercise price of $9.03 per share.

      The exercise price per share of these non-discretionary, automatic options is equal to the fair market value of our common stock as of the date of grant and all such options vest at a rate of 25% each calendar quarter after the date of grant so long as the individual remains a director of our company.

Employment Agreements and Change of Control Arrangements

      The Board of Directors approved a 12-month wage and benefits continuation package, including, but not limited to, 12 months of stock option vesting and medical and dental coverage for Mr. Pinckert. In the event he is terminated by us, for any or no reason, Mr. Pinckert will be paid, over a period of 12 months commencing on the date of such termination, an amount equal to one year’s salary, at the rate of compensation in effect immediately prior to such termination (minus applicable withholding).

      The Board of Directors has also approved a 12-month wage and benefits continuation package, including, but not limited to, 12 months of stock option vesting and medical and dental coverage for Mr. Burke, Mr. Dominici, Mr. Gyorke, Mr. Still, Mr. Stromberg, Ms. Wassmann and Dr. Worthy. In the event he or she is terminated by us, for any or no reason, he or she will be paid, over a period of 12 months commencing on the date of such termination, an amount equal to 12 months salary, at the rate of his or her compensation in effect immediately prior to such termination (minus applicable withholding).

      The Board of Directors approved change of control agreements with Mr. Pinckert, Mr. Burke and Mr. Dominici in June 2001 and with Ms. Wassmann in August 2001. These agreements provide that if the employment of these individuals is terminated without cause or constructively terminated within 12 months after a change of control of Cholestech, Mr. Pinckert will be paid, over a period of 24 months commencing on the date of such termination, an amount equal to two years’ salary at the rate of compensation in effect immediately prior to such termination (minus applicable withholding) and Mr. Burke, Mr. Dominici and Ms. Wassmann will be paid, over a period of 18 months commencing on the date of such termination, an amount equal to 18 months’ salary at the rate of compensation in effect immediately prior to such termination (minus applicable withholding). In addition, upon such termination after a change of control, 100% of the outstanding stock options held by Mr. Pinckert, Mr. Burke, Mr. Dominici and Ms. Wassmann will vest. These change of control benefits would be paid in lieu of any payments under the wage and benefits continuation packages described above.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Board Compensation Committee Report on Executive Compensation shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

      The Compensation Committee of the Board of Directors (the “Compensation Committee”) reviews and approves our executive compensation policies. The Compensation Committee administers our various incentive plans, including the 1997 Stock Incentive Program, the 1999 Nonstatutory Stock Option Plan and the 2000 Stock Incentive Program, sets compensation policies applicable to our executive officers and evaluates the performance of our executive officers. The compensation levels of our executive officers for fiscal year 2002, including base salary levels, potential bonuses and stock option grants were determined by the Compensation Committee at the beginning of the fiscal year. The following is a report of the Compensation Committee describing the compensation policies and rationale applicable with respect to the compensation paid to our executive officers for fiscal year 2002.

General Compensation Philosophy

      Our philosophy in setting compensation policies for our executive officers is to maximize shareholder value over time. The primary goal of our executive compensation program is to closely align the interests of the executive officers with those of our shareholders. To achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in Cholestech. The Compensation Committee currently uses base salary, annual cash incentives and stock options to meet these goals.

Cash Compensation

      Base salary is primarily used by us as a device to attract, motivate, reward and retain highly skilled executives. The Compensation Committee reviewed and approved fiscal 2002 base salaries for our Chief Executive Officer and other executive officers at the beginning of the fiscal year. Base salaries were established by the Compensation Committee based on an executive officer’s job responsibilities, level of experience, individual performance, contribution to the business, our financial performance for the past year and recommendations from management. The Compensation Committee also takes into account the salaries for similar positions at comparable companies, based on each individual member’s industry experience. In reviewing base salaries, the Compensation Committee focuses significantly on each executive officer’s prior performance with us and expected contribution to our future success. In making base salary decisions, the Compensation Committee exercises its discretion and judgment based upon these factors. No specific formula is applied to determine the weight of each factor. In fiscal 2002, the base of salary of Mr. Pinckert, our Chief Executive Officer and President, was $293,750, as compared to $275,000 in fiscal 2001.

      Each Named Executive Officer’s bonus is based on qualitative and quantitative factors and is intended to motivate and reward such Named Executives Officers by directly linking the amount of any cash bonus to specific company-based performance targets and specific individual-based performance targets. Annual incentive bonuses for Named Executive Officers are intended to reflect the Committee’s belief that a portion of the compensation of each Named Executive Officer should be contingent upon the performance of our company, as well as the individual contribution of each Named Executive Officer. To carry out this philosophy, the Board of Directors reviews and approves the financial budget for the fiscal year. The Compensation Committee then establishes target bonuses for each Named Executive Officer as a percentage of the officer’s base salary. The Named Executive Officers, including Mr. Pinckert, must successfully achieve these performance targets which are submitted by management to the Compensation Committee for its evaluation and approval at the beginning of the fiscal year. The company-based performance goals are tied to different indicators of our performance, such as the operating results. The individual performance goals are tied to different indicators of such Named Executive Officer’s performance, such as our financial performance, new product development and increase in the customer base. The Compensation Committee evaluates the completion of the company-based performance targets and specific individual-based performance targets and approves a performance rating relative to these goals. This scoring is influenced by the Compensation Committee’s perception of the importance of the various corporate and individual goals. The Compensation Committee believes that the bonus arrangement provides an excellent link between our earnings performance and the incentives paid to the Named Executive Officers. In fiscal 2002, Mr. Pinckert’s bonus was $90,155, as compared to $35,000 in fiscal 2001.

Equity-Based Compensation

      The Compensation Committee provides our Named Executive Officers with long-term incentive compensation through grants of stock options under our 2000 Stock Incentive Program. The Compensation Committee believes that stock options provide our Named Executive Officers with the opportunity to purchase and maintain an equity interest in Cholestech and to share in the appreciation of the value of our common stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. Such options also use vesting periods that encourage key executives to remain with Cholestech. All options granted to Named Executives Officers to date have been granted at the fair market value of our common stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the Named Executive Officer’s relative position and responsibilities, the individual performance of the Named Executive Officer over the previous fiscal year and the anticipated contribution of the Named Executive Officer to the attainment of our long-term strategic performance goals. The Committee also considers stock options granted in prior years. The Compensation Committee views stock option grants as an important component of our long-term, performance-based compensation philosophy.

      Under the guidelines stated above, the Compensation Committee reviewed and granted stock options on August 16, 2001 to Mr. Pinckert and the Named Executive Officers as described above under the heading “Executive Compensation and Other Matters — Option Grants in Last Fiscal Year.”

Tax Deductibility of Executive Compensation

      The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to our Named Executive Officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers. However, certain performance-based compensation is specifically exempt from the deduction limit. We have adopted a policy that, where reasonably practicable, we will seek to qualify variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

      Respectfully submitted by the Compensation Committee of the Board of Directors:

John L. Castello, Chairman
Molly J. Coye, M.D.
John H. Landon

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

      In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors (the “Audit Committee”), composed of three independent directors, has the primary responsibility of overseeing our financial reporting, accounting principles and system of internal accounting controls and reporting its observations and activities to the Board. It also recommends the appointment of our independent accountants and approves the services performed by the accountants. The members of the Audit Committee have been determined to be independent in accordance with the applicable rules of the National Association of Securities Dealers. The Audit Committee has adopted a written charter of the Audit Committee, a copy of which is attached to this Proxy Statement as Annex A.

      The Audit Committee has received from the independent accountants a formal written statement describing all relationships between the accountants and us that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with the accountants any relationships that may impact their independence, and satisfied itself as to the accountants’ independence.

      Management has the primary responsibility for the preparation of the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

      The Audit Committee has discussed and reviewed with the independent accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380) and, with and without management present, discussed and reviewed the results of the independent accountants’ examination of the financial statements.

      The Audit Committee has reviewed and discussed our audited financial statements for fiscal year 2002 with management and the independent accountants. The Audit Committee meets with the independent accountants, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting. During fiscal year 2002, the Audit Committee met four times, and our management and independent accountants were present at each of those meetings.

      Based on the above review and discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2002 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent accountants, and the Board of Directors concurred in such recommendation.

      Respectfully submitted by the Audit Committee of the Board of Directors:

Larry Y. Wilson, Chairman
Michael D. Casey
John H. Landon

STOCK PRICE PERFORMANCE GRAPH

      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

      The following is a line graph comparing the cumulative total return to shareholders of our common stock at March 28, 2002 since March 28, 1997 to the cumulative total return over such period of (i) The Nasdaq Stock Market United States Index and (ii) a Peer Group Index, which includes all companies in the Standard Industrial Classification Code 3826 — Measuring and Controlling Devices, of which we are a member.

Comparison of Five Year Cumulative Total Return(1) Among Cholestech Corporation,

The Nasdaq Stock Market (U.S.) Index And A Peer Group(2)(3)

	3/97	3/98	3/99	3/00	3/01	3/02

CHOLESTECH CORPORATION	100.00	292.68	41.46	165.25	93.91	348.66
NASDAQ STOCK MARKET (U.S.)	100.00	151.57	204.77	380.94	152.35	153.42
PEER GROUP	100.00	120.51	99.97	340.63	163.80	209.42

(1)	Assumes that $100.00 was invested on March 28, 1997 in our common stock or index, and that all dividends were reinvested. No dividends have been declared on our common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

(2)	Peer Group is SIC Code 3826 — Measuring and Controlling Devices.

(3)	We operate on a 52/53 week fiscal year, which ends on the last Friday in March. Accordingly, the last trading day of our fiscal year may vary. For consistent presentation and comparison to the indices shown herein, we have calculated our stock performance graph assuming a March 30 year-end.

RELATED PARTY TRANSACTIONS

      None.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that, except as described below, all of the Section 16(a) filing requirements applicable to our executive officers, directors and ten percent shareholders were complied with during or with respect to the period from March 30, 2001 to March 29, 2002. Kevin Stromberg, our Chief Information Officer, was late in filing a Form 4 stating his beneficial ownership of equity securities of the Company. Mr. Stromberg has since made the required filing.

OTHER MATTERS

      We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote on such matters in accordance with their best judgment.

The Board of Directors of
CHOLESTECH CORPORATION

Dated: July 8, 2002

ANNEX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
OF CHOLESTECH CORPORATION
(Amended and Restated Effective June 2002)

Purpose

      The Audit Committee is a committee of the Board of Directors of Cholestech Corporation (the “Company”). Its primary function is to assist the Board of Directors in fulfilling its responsibilities for oversight of the Company’s financial and accounting activities as they impact the financial reporting process, the Company’s system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s independent accountants. In the exercise of its oversight, it is not the duty of the Committee to prepare financial statements or to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain under the responsibility of management and the independent accountants.

Oversight

      It is acknowledged that all of the areas of oversight listed below may not be relevant to all of the matters and tasks that the Committee may consider and act upon from time to time, and the members of the Committee in their judgment may determine the relevance thereof and the attention such items will receive in any particular context.

      In meeting its oversight responsibilities, the Audit Committee shall:

1. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants and evaluate the performance of the independent accountants.

2. Request from the independent accountants a formal written statement delineating all relationships between the accountant and the Company, consistent with Independent Standards Board Standard No. 1, and engage in a dialogue with the accountants with respect to any disclosed relationship or services that may impact the objectivity and independence of the accountants, including the proportion of non-audit services to audit services performed by the accountants.

3. Approve the retention of the independent accountants for any non-audit service and the fee for such service.

4. Consider, in consultation with the independent accountants, the audit scope and plan of the internal auditors, if any, and of the independent accountants.

5. Review with the independent accountants:

(a) The adequacy of the Company’s internal controls including computerized information system controls and security.

(b) Any related significant findings and recommendations of the independent accountants and internal auditors together with management’s responses thereto.

6. Review with management and the independent accountants at the completion of the annual examination:

(a) The Company’s annual financial statements.

(b) The independent accountants’ audit of the financial statements and its report thereon.

(c) Any significant changes required in the independent accountants’ audit plan or in the planned scope of their audit.

(d) Any serious difficulties or disputes with management encountered during the course of the audit.

(e) Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement of Auditing Standards No. 61, as it may be modified or supplemented.

(f) Any significant findings of the independent accountants during the year and management’s responses thereto.

7. Review and discuss with management and the independent accountants before release, and recommend to the Board of Directors for inclusion in the Company’s Annual Report on Form 10-K, the audited financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

8. Review and discuss with management and the independent accountants before release, the Company’s interim financial statements included in its Quarterly Reports on Form 10-Q and Management’s Discussion and Analysis of Financial Condition and Results of Operations. Confirm that the Company’s independent accountants have reviewed the Company’s interim financial statements included in its Quarterly Reports on Form 10-Q, using applicable professional standards and procedures for conducting such reviews, including those set forth in Statement of Auditing Standards No. 71. Review and discuss with management and the independent accountants before release, the unaudited quarterly operating results in the Company’s quarterly earnings release. The chair of the committee may represent the entire committee for the purposes of these reviews.

9. Review and discuss with management and the independent accountants the accounting policies which may be viewed as critical, any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports, as well as request that the independent accountants explain alternative accounting policies.

10. Meet with the independent accountants and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

11. Report committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

12. Prepare a report for inclusion in the Company’s Proxy Statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A.

13. If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

14. Perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

Membership

      The membership of the Audit Committee shall consist of at least three independent directors, in accordance with Nasdaq Stock Market Audit Committee requirements, who shall serve at the pleasure of the Board of Directors. Each Audit Committee member shall be able to read and understand fundamental financial statements, and shall otherwise satisfy the independence and experience requirements in accordance with Nasdaq Stock Market Audit Committee requirements.

Committee Organization and Procedures

      The Audit Committee shall operate pursuant to a written charter indicating the duties and responsibilities of the Audit Committee, as approved by the Board of Directors, which shall be reviewed and updated annually. The Audit Committee members and chairman shall be designated by the Board of Directors. The Audit Committee shall meet at least three times a year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

      Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the California Corporations Code (the “California Law”). Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the California Law to rely, in discharging their oversight role, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts such as the independent accountants.

ANNEX B

CHOLESTECH CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

      The following constitute the provisions of the 2002 Employee Stock Purchase Plan of Cholestech Corporation.

      1.     Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423.

      2.     Definitions.

      (a) “Administrator” shall mean the Board or any Committee designated by the Board to administer the plan pursuant to Section 14.

      (b) “Board” shall mean the Board of Directors of the Company.

      (c) “Change of Control” shall mean the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors of the Company, as applicable, as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of Directors of the Company.

      (d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

      (e) “Committee” means a committee of the Board appointed by the Board in accordance with Section 14 hereof.

      (f) “Common Stock” shall mean the common stock of the Company.

      (g) “Company” shall mean Cholestech Corporation, a Delaware corporation.

      (h) “Compensation” shall mean all base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

      (i) “Designated Subsidiary” shall mean any Subsidiary selected by the Administrator as eligible to participate in the Plan.

      (j) “Director” shall mean a member of the Board.

      (k) “Eligible Employee” shall mean any individual who is a common law employee of the Company or any Designated Subsidiary and whose customary employment with the Company or Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

      (l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      (m) “Exercise Date” shall mean the first Trading Day on or after March 1 and September 1 of each year.

      (n) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

      (o) “Offering Date” shall mean the first Trading Day of each Offering Period.

      (p) “Offering Periods” shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after March 1 and September 1 of each year and terminating on the first Trading Day on or after the March 1 and September 1 Offering Period commencement date approximately twenty-four months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

      (q) “Plan” shall mean the Cholestech Corporation 2002 Employee Stock Purchase Plan.

      (r) “Purchase Period” shall mean the approximately six (6) month period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Offering Date and end with the next Exercise Date.

      (s) “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

      (t) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

      (u) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

      3.     Eligibility.

      (a) Offering Periods. Any Eligible Employee on a given Offering Date who has been employed by the Company for at least three (3) months shall be eligible to participate in the Plan.

      (b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

      4.     Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 1 and September 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

      5.     Participation. An Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office at least five (5) business days prior to the applicable Offering Date.

      6.     Payroll Deductions.

      (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period or Purchase Period, as the case may be. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

      (b) Payroll deductions for a participant shall commence on the first payday following the Offering Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

      (c) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

      (d) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. Notwithstanding the foregoing, a participant may increase or decrease their rate of payroll deductions a maximum of two (2) times during each Purchase Period.

      (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

      (f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

      7.     Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Eligible Employee be permitted to purchase during each Purchase Period more than 10,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Eligible Employee may accept the grant of such option by turning in a completed Subscription Agreement (attached hereto as Exhibit A) to the Company on or prior to an Offering Date. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Eligible Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

      8.     Exercise of Option.

      (a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other funds left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

      (b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date.

      9.     Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant the shares purchased upon exercise of his or her option in a form determined by the Administrator.

      10.     Withdrawal.

      (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

      (b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

      11.     Termination of Employment. In the event a participant ceases to be an Eligible Employee of the Company or any Designated Subsidiary, as applicable, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option will be automatically terminated.

      12.     Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

      13.     Stock.

      (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 400,000 shares.

      (b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares.

      (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

      14.     Administration. The Administrator shall administer the Plan and shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

      15.     Designation of Beneficiary.

      (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

      (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      (c) All beneficiary designations shall be in such form and manner as the Administrator may designate from time to time.

      16.     Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

      17.     Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares are issued, participants shall only have the rights of an unsecured creditor.

      18.     Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

      19.     Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control.

      (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

      (c) Merger or Change of Control. In the event of a merger or Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed merger or Change of Control. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the

Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

      20.     Amendment or Termination.

      (a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

      (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

      (c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

      21.     Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      22.     Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      23.     Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect until terminated under Section 20 hereof.

      24.     Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Offering Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

EXHIBIT A

CHOLESTECH CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Offering Date:
          Change in Payroll Deduction Rate
          Change of Beneficiary(ies)

      1.                          hereby elects to participate in the Cholestech Corporation 2002 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

      2.     I hereby authorize payroll deductions from each paycheck in the amount of           % of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

      3.     I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

      4.     I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

      5.     Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Eligible Employee or Eligible Employee and Spouse only).

      6.     I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

      7.     I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

      8.     In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)

	(First)	(Middle)	(Last)

Relationship

Percentage Benefit	(Address)

NAME: (please print)

	(First)	(Middle)	(Last)

Relationship

Percentage Benefit	(Address)

Employee’s Social Security Number:
Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

EXHIBIT B

CHOLESTECH CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

      The undersigned participant in the Offering Period of the Cholestech Corporation 2002 Employee Stock Purchase Plan which began on                     ,           (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

ANNEX C

CHOLESTECH CORPORATION

2000 STOCK INCENTIVE PROGRAM

(As Amended Effective June 2002)

      1.     Purposes of the Plan. The purposes of this 2000 Stock Incentive Program are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

      Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

      2.     Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means Cholestech Corporation, a California corporation.

(h) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i) “Director” means a member of the Board.

(j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(n) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o) “Inside Director” means a Director who is an Employee.

(p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(q) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Outside Director” means a Director who is not an Employee and who is not the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 1% or more of the total voting power represented by the Company’s outstanding voting securities on the date of any grant hereunder.

(t) “Option” means a stock option granted pursuant to the Plan.

(u) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(v) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(w) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(x) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Plan” means this Cholestech Corporation 2000 Stock Incentive Program.

(aa) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

(bb) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(cc) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(dd) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ee) “Service Provider” means an Employee, Director or Consultant.

(ff) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(gg) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(hh) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3.     Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is one million one hundred and ninety-five thousand (1,195,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

      If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

      4.     Administration of the Plan.

      (a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

      (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

(vii) to institute an Option Exchange Program;

(viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

      (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

      5.     Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

      6.     Limitations.

      (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

      (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

      (c) The following limitations shall apply to grants of Options:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 300,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 300,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

(iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

      7.     Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

      8.     Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

      9.     Option Exercise Price and Consideration.

      (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

      (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

      (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

      10.     Exercise of Option.

      (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

      An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

      Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

      11.     Stock Purchase Rights.

      (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

      (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

      (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

      (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

      12.     Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

      13.     Formula Option Grants to Outside Directors. Outside Directors shall be granted Options each year in accordance with the following provisions:

(a) All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

(b) Except as provided in subsection (f) below, each person who first becomes an Outside Director on or after the date that shareholders of the Company approve this Plan, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy shall be automatically granted an Option to purchase up to 10,000 Shares (the “First Option”), as determined by the Board in its sole and absolute discretion, on the date he or she first becomes an Outside Director; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

(c) Except as provided in subsection (f) below, each Outside Director shall be automatically granted an Option to purchase up to 10,000 Shares (a “Subsequent Option”) following each annual meeting of the shareholders of the Company, if immediately after such meeting, he or she shall continue to serve on the Board and shall have served on the Board for at least the preceding six (6) months.

(d) Except as provided in subsection (f) below, each Outside Director who acts as the Chairman of the Board shall be automatically granted an Option to purchase up to 10,000 Shares (a “Chair Option”) following each annual meeting of the shareholders of the Company, if immediately after such meeting, he or she shall continue to serve as the Chairman of the Board.

(e) Except as provided in subsection (f) below, each Outside Director who acts as the Chairman of the Audit or Compensation Committee shall be automatically granted an Option to purchase up to 5,000 Shares (a “Committee Chair Option”) following each annual meeting of the shareholders of the Company, if immediately after such meeting, he or she shall continue to serve as the Chairman of such Committee.

(f) Notwithstanding the provisions of subsections (b), (c), (d) and (e) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 20 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 20 hereof.

(g) The terms of each First Option, Subsequent Option, Chair Option and Committee Chair Option granted pursuant to this Section shall be as follows:

(i) the term of the Option shall be ten (10) years.

(ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option. In the event that the date of grant is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant.

(iii) 25% of the Shares subject to the Option shall vest each calendar quarter after the date of grant, so that 100% of the Optioned Stock shall be exercisable one year after the date of grant or on the date of the subsequent annual meeting of the shareholders of the Company, whichever is earlier, subject to the Optionee remaining a Service Provider as of such vesting dates.

      14.     Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

      (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

      (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

      15.     Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

      16.     Amendment and Termination of the Plan.

      (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

      (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

      (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

      17.     Conditions Upon Issuance of Shares.

      (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      18.     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      19.     Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      20.     Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CHOLESTECH CORPORATION

Proxy for the 2002 Annual Meeting of Shareholders
August 14, 2002

     The undersigned shareholder of Cholestech Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 8, 2002, and hereby appoints John L. Castello and Warren E. Pinckert II and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Shareholders of Cholestech Corporation to be held on August 14, 2002 at 10:00 a.m., Pacific Time, at The Westin St. Francis Hotel located at 335 Powell Street, San Francisco, California 94102, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

Ù                 Fold and Detach Here                 Ù

Please mark your votes as indicated in this example	☒

1.	ELECTION OF DIRECTORS:

☐	FOR all nominees listed below	☐	WITHHOLD (except as indicated)

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

01	John H. Landon	03	John L. Castello	05	Warren E. Pinckert II
02	Michael D. Casey	04	Molly J. Coye	06	Larry Y. Wilson

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2003:

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	PROPOSAL TO ADOPT OUR 2002 EMPLOYEE STOCK PURCHASE PLAN AND TO AUTHORIZE THE RESERVATION OF 400,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER SUCH PLAN:

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	PROPOSAL TO APPROVE AN AMENDMENT TO OUR 2000 STOCK INCENTIVE PROGRAM TO AMEND THE NON-DISCRETIONARY GRANT MECHANISM FOR THE GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS

☐	FOR	☐	AGAINST	☐	ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN, FOR THE APPROVAL FOR THE AMENDMENT TO THE 2000 STOCK INCENTIVE PROGRAM AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s)	Dated	,	2002

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Ù                 Fold and Detach Here                 Ù